UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive Sanford, North Carolina	27330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 774-6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 27, 2007, The Pantry, Inc. (the “Company”) issued a press release announcing, among other things, certain preliminary results for the fourth fiscal quarter and the fiscal year ended September 27, 2007. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release attached as Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 26, 2007, the Company’s management initiated a restructuring program aimed at reducing operating, general and administrative expenses by approximately $6 million in fiscal 2008, which program includes severance of certain of the Company’s employees. The Company initiated this program as part of its ongoing efforts to proactively and prudently manage operating, general and administrative costs, and as a result of recent pressures on the convenience store industry, including without limitation, political and economic conditions, tropical storms and unexpected refinery shutdowns, each of which has negatively impacted profit margins by, among other things, keeping oil prices abnormally high and volatile. The program is expected to be completed during the first fiscal quarter of 2008. The Company expects to record a one-time restructuring charge of approximately $2.0 to $3.0 million during the fourth quarter of fiscal 2007, primarily as a result of certain one-time termination benefits that will be provided in connection with the program.

Statements made by the Company in this Current Report on Form 8-K relating to future plans, events, or financial performance, including but not limited to, statements regarding the timing of, and the expected charges and savings related to, the above-described restructuring program, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements, including, but not limited to, the Company’s ability to implement the restructuring program to the extent currently anticipated; possible changes in the amount and nature of the expected costs and charges; the impact of personnel reductions on the Company’s business; realizing expected savings in connection with the restructuring program; and general economic conditions. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K are based on the Company’s estimates and plans as of the date hereof. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Frank G. Paci
Frank G. Paci
Sr. Vice President – Finance, Chief Financial Officer and Secretary

Date: September 28, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 27, 2007